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                                                                    EXHIBIT 16.1

February 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

    We have read the section of the prospectus "Change in Accountants" in the Registration Statement of Form S-1 of Alliance Imaging, Inc. to be filed with the Securities and Exchange Commission on or about February 28, 2001 and are in agreement with the statements contained in this section insofar as they relate to us. We have no basis to agree with the other statements contained therein.

                                          Ernst & Young LLP